Exhibit 10.1

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (“Amendment”) is entered into as of February 1, 2016, to be effective as of January 1, 2016 (“Effective Date”), by and between Reven Housing REIT, Inc., a Maryland corporation (the “Company”), and Chad Carpenter, an individual (“Executive”).

R E C I T A L

A. The parties hereto have previously entered into that certain Employment Agreement dated March 4, 2013 (the “Employment Agreement”).

B. The parties hereto desire to amend the Employment Agreement as set forth below.

A G R E E M E N T

NOW, THEREFORE, in consideration of the mutual covenants, promises and agreements contained herein, the parties agree as follows:

1.        Section 4(a) of the Employment Agreement is hereby amended by deleting it in its entirety and replacing it with the following new Section 4(a):

“(a) Base Salary. The Executive shall receive a Base Salary at the annual rate of $252,000 during the Term of Employment, with such Base Salary payable in installments consistent with the Company’s normal payroll schedule, subject to applicable withholding and other taxes. The Base Salary shall be reviewed, at least annually, for merit increases and may, by action and in the discretion of the Compensation Committee of the Board, be increased at any time or from time to time, but may not be decreased from the then current Base Salary. In addition, on each anniversary of the Commencement Date of this Agreement, the Compensation Committee shall undertake a compensation review of comparable public companies in order to determine the amount of any such increases to the Executive’s Base Salary based on competitive compensation of CEOs at such comparable public companies, which amount should be consistent with at least the fiftieth (50%) percentile of such comparable compensation.”

2.        This Amendment may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.        Except as set forth in this Amendment, all other provisions of the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

“COMPANY”

REVEN HOUSING REIT, INC.,
a Maryland corporation

By:	/s/ Thad Meyer
Thad Meyer, Chief Financial Officer

“EMPLOYEE”

/s/ Chad Carpenter
Chad Carpenter, an individual